UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)  August 11, 2008

NewCardio, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-132621	20-0197939
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Mission College Boulevard, Suite 1175, Santa Clara CA 95054
(Address of principal executive offices)                                      (Zip Code)

Registrant’s telephone number, including area code:  (408) 516-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 11, 2008, the board of directors (the “Board”) of NewCardio, Inc., (the “Company”) concluded that the Company’s previously filed financial statements for the fiscal year ended December 31, 2007 and the three-months ended March 31, 2008 should no longer be relied upon.  The Board came to this conclusion based on comments received from the Accounting Staff of the Division of Corporate Finance of the Securities Exchange Commission (the “SEC”) in its review of the Company’s financial statements for the fiscal year ended December 31, 2007 and the quarter ended March 31, 2008, contained in the Company’s Form S-1 currently under SEC review. The SEC requested that the Company provide additional information regarding its accounting for the issuance of 8,200 redeemable Series A Convertible Preferred Stock (the “Series A Stock”) issued to investors in a private placement in December 2007.  Upon reviewing and updating its accounting and disclosures, the Company discovered its errors.

The Company has determined that the issuance of the Series A Stock was not debt, as previously recorded, but temporary equity.  Accordingly, the Company will restate its financial statements for the year ended December 31, 2007 and the three-months ended March 31, 2008 disclosing and accounting   for the issuance of the Series A Stock as temporary equity instead of debt.  The Company will amend its Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 previously filed with the SEC to restate its financial statements as soon as practicable.

The Board discussed this matter with the Company's independent public accounting firm, RBSM, LLP, who agreed that the financial statements for the year ended December 31, 2007 and the three-months ended March 31, 2008 should no longer be relied upon and should be restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 15, 2008	NewCardio, Inc. By: /s/ Richard D. Brounstein Richard D. Brounstein Chief Financial Officer